UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2006

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois	60015-2559
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 627-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

The information called for by this Item 1.01 is incorporated herein by reference to Item 5.02 of this report.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 5, 2006, the Registrant announced that Kathleen S. Dvorak (the “Executive”), the Company’s Senior Vice President and Chief Financial Officer, will be resigning from such position with the Registrant.  Also on September 1, 2006 the Registrant, United Stationers Supply Co., a wholly owned subsidiary of the Registrant (collectively the “Company”) and  the Executive, entered into a Transition and Release Agreement (the “Agreement”) pursuant to which the Executive will continue her responsibilities as Chief Financial Officer until the date a new Chief Financial Officer is elected (the “Transition Date”). The Executive will continue in an advisory capacity for an additional 90 days from the Transition Date or such shorter or longer period of time as the Executive and the President and Chief Executive Officer of the Company shall mutually agree (“Termination Date”), provided that in no event shall the Termination Date be later than June 30, 2007.  Pursuant to the terms of the Agreement, the Executive shall receive as consideration for such services and for signing a release of any claims the Executive may have against the Company, an amount equal to one and three quarters times her base salary as of the Termination Date plus one and three quarters times the target incentive compensation award for calendar year 2006 (or 2007 if the Termination Date is on or after January 1, 2007). The Executive’s current base salary of $292,000 will be subject to upward adjustment as of January 1, 2007 to reflect the Company’s guideline salary increase. The Executive will also receive an amount equal to the pro-rated portion of the incentive compensation award earned by the Executive for calendar year 2006 (pro-rated based on the number of days from January 1, 2006 through the Termination Date divided by 365).  In the event the Termination Date is on or after January 1, 2007, the Executive shall be further entitled to receive in an amount equal to the pro-rated portion of the Executive’s target incentive award for 2007 (pro-rated based on the number of days from January 1, 2007 through the Termination Date divided by 365).

The Executive and her eligible dependents shall be entitled to continue to be covered, as applicable, by the medical, vision, dental, hospitalization, life and disability insurance plans as in effect for the Executive on the Termination Date until the earlier of (i) twenty-one (21) months after the Termination Date or (ii) the date the Executive receives substantially equivalent coverage under the plans, programs and/or arrangements of a subsequent employer.   The Executive may elect to extend the benefits coverage she is entitled to receive under Consolidated Omnibus Budget Reconciliation Act (“COBRA”) until the earlier of (i) the five (5) year anniversary of the Termination Date or (ii) the date the Executive receives substantially equivalent coverage under the plans, programs and/or arrangement of a subsequent employer.

The Executive shall receive a full value award, granted under the Registrant’s Amended 2004 Long-Term Incentive Plan of five thousand (5,000) restricted shares of the Registrant’s stock which shall vest as follows:

(i)                                     three thousand (3,000) shares shall vest if the Termination Date occurs during calendar year 2006 and the balance of such shares shall be forfeited; or

(ii)                                  five thousand (5,000) shares shall vest if the Termination Date occurs during calendar year 2007.

In the event that the Executive’s employment with the Company ends prior to the Termination Date, the five thousand (5,000) shares shall be forfeited.

A copy of the Transition and Release Agreement is attached as Exhibit 10.  The consideration provided under the Transition and Release Agreement is in lieu of the payment that would have been due to the Executive pursuant to her Executive Employment Agreement with the Company, the form of which has been described in, and filed as an exhibit to, the Company’s prior SEC filings.

A Press Release announcing Ms. Dvorak’s departure is attached as Exhibit 99 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

The following exhibit is filed herewith:

10            Transition and Release Agreement dated September 1, 2006 among United Stationers Inc., United Stationers Supply Co. and Kathleen S. Dvorak.

99              Press Release, dated September 5, 2006, announcing that  Kathleen S. Dvorak will be leaving the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED STATIONERS INC.
Date: September 8, 2006	/s/Eric A. Blanchard
Senior Vice President, General Counsel and
Secretary

UNITED STATIONERS INC.

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

DATED SEPTEMBER 6, 2006

Exhibit No.	Description	Method of Filing
10	Transition and Release Agreement dated September 1, 2006 among United Stationers Inc., United Stationers Supply Co. and Kathleen S. Dvorak.	Included herewith
99	Press Release, dated September 5, 2006 announcing that Kathleen S. Dvorak will be leaving the Company.	Included herewith